Exhibit 10.112

Amendment to Purchase and Sale Agreement

This Amendment to Purchase and Sale Agreement (the “Amendment”) is entered into as of the 22nd day of May, 2007 by and between each of the entities set forth on Schedule A to the P&S (as hereinafter defined), each having an address c/o Equity Industrial Partners Corp., 145 Rosemary Street, Suite E, Needham, Massachusetts 02494 (collectively, the “Seller”), and Hackman Capital Partners, LLC, a California limited liability company, having an address of 11111 Santa Monica Boulevard, Suite 950, Los Angeles, California 90025 (the “Buyer”).

RECITALS:

WHEREAS, Seller and Buyer are parties to a Purchase and Sale Agreement, dated as of April 23, 2007 (the “Original P&S”), with respect to certain property identified therein; and

WHEREAS, Seller and Buyer desire to amend the Original P&S in certain respects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Original P&S. The Original P&S, as amended by this Amendment, is referred to herein as the “P&S.”

2. Purchase Price. Notwithstanding anything to the contrary contained in the Original P&S, the Purchase Price for the Property is Five Hundred Thirty Million and 00/100 Dollars ($530,000,000.00). Furthermore, Buyer shall receive a credit in the amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) against the Purchase Price at the Closing (the “Abilene Roof Credit”). Buyer hereby acknowledges and agrees that, except as expressly set forth in Section 6 hereof with respect to title matters, environmental matters, and the Identified Matters (as defined therein), and in consideration of the price adjustment, the Abilene Roof Credit and Seller’s obligation to undertake the repairs set forth on Exhibit B hereto, Buyer has no objections to the condition of the Property as of the date hereof.

3. Purchase Price Allocation. Seller and Buyer hereby agree to the allocation of the Purchase Price among the Individual Real Properties as set forth on the attached Exhibit A. Notwithstanding the foregoing, the Parties agree to work in good-faith to modify such allocations if necessary (e.g., if Buyer’s lenders reasonably request such modifications).

4. Deposit. Notwithstanding anything to the contrary contained in the Original P&S, Seller and Buyer hereby agree and acknowledge (i) that the Buyer has heretofore deposited the Initial Deposit with the Title Company in accordance with Section 3.2 of the Original P&S; and (ii) that Buyer shall not be required to make the Additional Deposit. The Initial Deposit is hereinafter referred to as the “Deposit.”

5. Seller’s Pre-Closing Covenants. Schedule 4.2(j) of the Original P&S is hereby replaced in its entirety with the new Schedule 4.2(j) attached hereto as Exhibit B. Seller agrees to provide a detailed scope of work for each of the matters set forth on the attached Exhibit B by May 31, 2007. Furthermore, notwithstanding the provisions of Section 4.2(j) of the Original P&S, Buyer and Seller hereby agree that Seller shall use diligent efforts to complete the work set forth on the new Schedule 4.2(j) prior to the Closing Date and, with respect to any such work which is not so completed, Seller shall have the right and obligation to diligently prosecute such work to completion after the Closing Date.

6. Due Diligence. Notwithstanding anything to the contrary contained in the Original P&S but subject to the matters set forth in this Section 6, Seller and Buyer hereby agree and acknowledge that the Inspection Period has expired and that Buyer has no right to terminate the P&S under Article 5 or Article 6 of the Original P&S. The second grammatical paragraph of Section 5.4 of the Original P&S is hereby deleted. Notwithstanding the foregoing:

a.	Environmental Matters. Buyer shall complete its review of all third party environmental reports on or before May 31, 2007. In the event any such reports reveal adverse matters, and/or discloses risks or results on an Individual Real Property that (i) are material in nature and which did not specifically appear in the Due Diligence Materials provided by Seller to Buyer; (ii) call for additional environmental investigations; (iii) does not include an indemnity or responsible party reasonably acceptable to Buyer; or (iv) Buyer’s environmental insurance consultant reasonably determines that it cannot insure the risk identified;, then such Individual Real Property may be designated by Buyer as an “Open Environmental Site(s)”. The Parties shall continue to work in good-faith to resolve any such environmental issues with respect to such Open Environmental Site(s). If despite such good-faith efforts, the Parties are unable to resolve the issues related to any such Open Environmental Site(s), Buyer shall have the right to elect to not purchase such unresolved Open Environmental Site by written notice to Seller at least five (5) business days prior to the Closing Date, in which event the Purchase Price hereunder shall be reduced by an amount equal to value allocated to such Individual Real Property(ies) on the attached Exhibit A.

b.	Title Matters. Buyer’s Title Objections are set forth on the attached Exhibit C.

c.

Certain Identified Matters. In the event Seller cannot resolve, to the reasonable satisfaction of Buyer’s counsel, the issues with respect to the Individual Real Properties located in Westfield, Massachusetts, East Bridgewater, Massachusetts, Dedham, Massachusetts and Devens (Lot

9B), Massachusetts which are identified in the memorandum dated May 16, 2007 and attached hereto as Exhibit D (the “Identified Matters”), Buyer shall have the right to elect to not purchase up to three (3) of such Individual Real Properties by written notice to Seller at least five (5) business days prior to the Closing Date, in which event the Purchase Price hereunder shall be reduced by an amount equal to value allocated to such Individual Real Property(ies) on the attached Exhibit A.

7. Closing. The first sentence of Section 8.1 of the Original P&S is hereby deleted in its entirety and the following is substituted in its place:

Except as otherwise expressly provided in this Agreement, the consummation of the transaction contemplated in this Agreement (the “Closing”) shall occur through an escrow closing arrangement on June 30, 2007 (the “Closing Date”); provided, however, that Buyer shall have the right to extend the Closing Date for two (2) periods of fifteen (15) days each (each such fifteen-day period being referred to herein as an “Extension Period”), if such extension is required in order to enable Buyer to finalize its financing arrangements for its acquisition of the Property, by written notice to Seller at least five (5) business days prior to the originally-scheduled Closing Date with respect to the first such extension, and at least five (5) business days prior to the expiration of the first Extension Period with respect to the second such extension.

8. ROFRs. Seller represents and warrants that PT, LEGO, Jabil and Friendly have waived their respective rights under the PT ROFR, the LEGO ROFR, the Jabil ROFR and the Friendly ROFR, respectively.

9. Jabil Tenant Improvements. Seller hereby agrees and acknowledges that it shall be solely responsible for the $964,528.70 due to Jabil in connection with certain tenant improvements required pursuant to the Lease with Jabil for a portion of the Individual Real Property located in Tewksbury, Massachusetts. Buyer and Seller hereby agree that the Purchase Price shall be adjusted at the Closing in the amount of any such then outstanding obligation.

10. NOI. The first Section 7.2(g) of the Original P&S (related to material adverse changes to Property condition and title matters) shall remain unchanged. The second Section 7.2(g) of the Original P&S (related to changes in net operating income) is hereby deleted in its entirety and the following is substituted in its place:

Between the date hereof and the Closing Date, there shall have occurred no material adverse change in the Rent Roll attached hereto as Exhibit E, as evidenced by (i) any updated Rent Roll delivered to Buyer prior to the Closing, (ii) any estoppel certificates delivered to Buyer pursuant to the P&S, or (iii) any other documents or information delivered to Buyer pursuant to the P&S.

11. Management Contract. Notwithstanding anything to the contrary contained in Article 15 of the Original P&S, (i) Seller and Buyer shall agree to the terms and provisions of the Management Contract on or before ten (10) days prior to the Closing Date, and (ii) the Management Contract shall provide for a right of early termination for cause subject to thirty (30) days’ prior written notice.

12. Ratification of P&S. Except as amended hereby, the terms and conditions of the Original P&S shall remain unaffected and in full force and effect. From and after the date hereof, all references to the P&S shall mean the Original P&S as amended hereby. Buyer and Seller each hereby ratifies and confirms its obligations under the P&S, and represents and warrants to the other that, to its knowledge, it has no defenses thereto.

13. Miscellaneous. This Amendment, together with the Original P&S as amended hereby, constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties. This Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in counterparts, all of which taken together shall constitute an original executed document.

[No further text on this page; signature pages follow]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

BUYER:

Hackman Capital Partners, LLC

By:	/s/ Michael D. Hackman
Michael D. Hackman, CEO

SELLER:

Equity Industrial Moosup Pond Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Moosup Pond, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Plainfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Plainfield Corp., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Sherichic Distribution Associates Limited Partnership, a Massachusetts limited partnership

By:	Sherichic Development Corporation, its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Chicopee LLC

By:	Billerica Realty Associates Limited Partnership, a Massachusetts limited partnership, its sole Member

	By:	Billerica Investment Corporation, its sole general partner

		By:	/s/ Donald A. Levine
Donald A. Levine
President and Treasurer

Equity Industrial Limited Partnership V, a Massachusetts limited partnership

By:	Equity Industrial V, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Limited Partnership – Devens, a Massachusetts limited partnership

By:	Equity Industrial-Devens-Corp., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Levco Development Corp., a Massachusetts corporation

By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Devens Limited Partnership II, a Massachusetts limited partnership

By:	Equity Industrial Devens II, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial E. Bridgewater, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Equity Industrial Gardner, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Merrimack Valley Industrial Associates Limited Partnership, a Massachusetts limited partnership

By:	Merrimack Valley Properties, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine
President and Treasurer

Equity Industrial Westfield, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Equity Industrial Commerce Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Commerce, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Daniel Webster Highway Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Corsicana Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Corsicana, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Abilene Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Enfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Enfield, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Houston Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Houston, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Bloomfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Sprague Street Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Simplex Drive, LLC, a Delaware limited liability company

By:	Equity Industrial Partners Corp., its sole manager

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial PT Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial PT, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Norwood, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager